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                                                                    EXHIBIT 16.1



June 3, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 3, 1998, of Capstar Communications, Inc., formerly known as SFX Broadcasting, Inc., and are in agreement with the statements contained in paragraph 2 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                            Ernst & Young LLP